Exhibit 23.1.1

Consent of Independent Registered Public Accounting Firm

We consent to the incorporation by reference in the following Registration Statements of TESSCO Technologies Incorporated of our reports dated June 11, 2019, with respect to the consolidated financial statements and schedule of TESSCO Technologies Incorporated, and the effectiveness of internal control over financial reporting of TESSCO Technologies Incorporated, included in this Annual Report (Form 10-K) of TESSCO Technologies Incorporated for the year ended March 31, 2019:

Registration Statements on Form S-8:

Name	Registration Number	Date Filed
1994 Stock and Incentive Plan	33-87178	December 7,1994
Team Member Stock Purchase Plan	333-95249	January 24, 2000
Amended and Restated 1994 Stock and Incentive Plan	333-118177	August 12, 2004
Second Amended and Restated 1994 Stock and Incentive Plan	333-158758	April 24, 2009
Second Amended and Restated 1994 Stock and Incentive Plan	333-179819	February 29, 2012
Third Amended and Restated 1994 Stock and Incentive Plan	333-214457	November 4, 2016

/s/ ERNST & YOUNG LLP

Baltimore, Maryland
June 11, 2019